Exhibit 99.1

Press Release

Investor Relations Contact:

Rod Cooper (831.439.2371)

rod.j.cooper@seagate.com

Media Relations Contact:

Brian Ziel (831.439.5429)

brian.ziel@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER

AND YEAR-END 2003 RESULTS

Broad Product Line and Flexible Supply Chain Drive Strong Results

in Seasonally Challenging Quarter

Revenues increase $399 million in fiscal year 2003

Seagate enters growing notebook market

SCOTTS VALLEY, CA—July 15, 2003—Seagate Technology (NYSE: STX) today reported revenue of $1.55 billion, net income of $160 million, and diluted earnings per share of $0.33 for the quarter ended June 27, 2003, compared to revenue of $1.47 billion, a net loss of $198 million, and a loss per share of $0.49 in the year-ago quarter. The year-ago quarter results include a pre-tax charge for deferred compensation of $179 million and costs related to debt refinancing of $93 million.

For the fiscal year ended June 27, 2003, Seagate reported revenue of $6.49 billion, net income of $641 million, and diluted earnings per share of $1.36, compared to $6.09 billion, $153 million and $0.36, respectively, for the fiscal year ended June 28, 2002.

“I’m very proud of the financial and operational achievements we’ve made in what is traditionally the most challenging quarter for the industry,” said Steve Luczo, Seagate chairman and chief executive officer. “Our fourth quarter results and year-on-year growth provide strong evidence that our strategy and business model are growing value for shareholders, and reflect the continuing dedication and contribution of our employees.

“A key element of our strategy is to be at the forefront of profitably developing and supplying Seagate products to every major hard drive market. Our enterprise business continued to perform well with increased demand for our 6th generation Cheetah 10K and 3rd generation Cheetah 15K disc drives. Our Barracuda ATA products maintained Seagate market leadership in both the desktop and consumer markets with a majority of those drives during the quarter being shipped on our 80GB/platter platform. In June 2003, we entered the notebook market with the introduction of our Momentus product. The introduction of Momentus provides further evidence of Seagate’s unique ability to deliver products to new markets utilizing common technology, design and manufacturing platforms.

“We remain excited about the growth opportunities for Seagate, particularly in the notebook and consumer markets. We will continue to drive profitability by investing in our technology, our people, and processes to deliver the most reliable, industry-leading products that meet our customers’ requirements.”

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2003 Results

Financial Review

•	Pricing and Channel Inventory: Seasonal price declines for the quarter were in line with expectations. Channel inventory was well-managed and Seagate ended the June quarter with less than five weeks of inventory in the channel for personal storage products.

•	Unit Shipments: The company shipped 15.9 million disc drives in the fourth fiscal quarter, a 9% increase compared to the year-ago quarter and a 5% decrease from the previous quarter. During the June quarter, the 80GB/disc platform represented approximately 66% of the personal storage products shipped. For the fiscal year just ended, Seagate shipped 67.5 million disc drives, which represents a 23% increase over the prior year.

•	Gross Margin: Gross margin for the fourth fiscal quarter was 27.6%, compared to 26.8% in the prior quarter. The increase in gross margin reflects the strength of our enterprise business and higher manufacturing yields from products introduced during the previous two quarters. The increase was partially offset by lower overall unit volumes combined with expected seasonal price declines for the June quarter.

Dividend Information

The company has declared a quarterly cash distribution of $0.04 per share to be paid on or before August 22, 2003 to all common shareholders of record as of August 8, 2003.

Conference Call

Seagate Technology will hold a conference call to review the fiscal fourth quarter and year-end 2003 results at 2:00 p.m. Pacific Time on July 15, 2003. The live webcast of the conference call can be accessed online at www.seagate.com. A replay of the call will be available beginning July 15 at 5:00 p.m. Pacific Time through July 22 at 8:59 p.m. Pacific Time. The replay can be accessed from www.seagate.com or by telephone as follows:

USA: 800-642-1687

International: 706-645-9291

Access code: 1199064

For more information please visit: http://www.seagate.com/newsinfo/invest/financial_info

About Seagate

Seagate is a worldwide leader in the design, manufacturing and marketing of hard disc drives, providing products for a wide-range of Enterprise, PC, Notebook, and Consumer Electronics applications. The company is committed to delivering award-winning products, customer support and reliability, to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.

This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are made in good faith by the company pursuant to the Safe Harbor Provision of the Act. These forward-looking statements involve known and unknown risks, uncertainties and changes in circumstances, which may cause the company’s actual results to differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the variable demand and the aggressive pricing environment for disc drives, particularly in the summer months; the company’s and its competitors’ ability to introduce, qualify, manufacture in volume and sell new products on a timely and cost-effective basis; competitive factors such as the impact of consolidation within the industry and the potential for excess supply; and the impact on operations or demand, particularly in Asia, of the SARS outbreak. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Registration Statement on Form S-1 as filed with the U.S. Securities and Exchange Commission on June 27, 2003. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2003 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 27, 2003	June 28, 2002	June 27, 2003	June 28, 2002 (a)
Revenue	$1,553	$1,473	$6,486	$6,087

Cost of revenue	1,125	1,125	4,759	4,494
Product development	174	206	670	698
Marketing and administrative	81	196	357	498
Amortization of intangibles	—	5	—	19
Restructuring costs, net	2	—	9	4

Total Operating Expenses	1,382	1,532	5,795	5,713

Income (Loss) from Operations	171	(59)	691	374

Interest income	4	5	16	25
Interest expense	(11)	(16)	(47)	(77)
Debt refinancing charges	—	(93)	—	(93)
Other, net	1	(1)	—	10

Other Income (Expense), net	(6)	(105)	(31)	(135)

Income (loss) before income taxes	165	(164)	660	239
Provision for income taxes	5	34	19	86

Net Income (Loss)	$160	$(198)	$641	$153

Net income (loss) per share:
Basic	$0.37	$(0.49)	$1.53	$0.38
Diluted	0.33	(0.49)	1.36	0.36
Number of shares used in per share calculations:
Basic	434	402	418	401
Diluted	486	402	470	428

(a)	The information in this column was derived from the Company’s audited consolidated statement of operations for the fiscal year ended June 28, 2002 included in its registration statement on Form S-1, Registration No. 333-100513, as declared effective by the United States Securities and Exchange Commission on December 10, 2002.

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2003 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	June 27, 2003	June 28, 2002 (a)
ASSETS
Cash and cash equivalents	$749	$612
Short-term investments	445	231
Accounts receivable, net	611	614
Inventories	319	347
Other current assets	158	158

Total Current Assets	2,282	1,962
Property, equipment and leasehold improvements, net	1,111	1,022
Other assets, net	124	111

Total Assets	$3,517	$3,095

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$640	$743
Affiliate accounts payable	11	12
Accrued employee compensation	217	337
Accrued expenses	312	339
Accrued income taxes	179	170
Current portion of long-term debt	4	2

Total Current Liabilities	1,363	1,603
Other liabilities	93	102
Long-term debt, less current portion	745	749

Total Liabilities	2,201	2,454

Shareholders’ Equity	1,316	641

Total Liabilities and Shareholders’ Equity	$3,517	$3,095

(a)  The information in this column was derived from the Company’s audited consolidated balance sheet as of June 28, 2002 included in its registration statement on Form S-1, Registration No. 333-100513, as declared effective by the United States Securities and Exchange Commission on December 10, 2002.